Exhibit 10.1.4
                             AMENDMENT NO. 1 TO THE
                              ATWOOD OCEANICS, INC.
                             STOCK OPTION AGREEMENT
                            (1990 Stock Option Plan)

     THIS AMENDMENT NO. 1 TO ATWOOD OCEANICS, INC. STOCK OPTION AGREEMENT (the "Amendment") is dated as of ______________________, 1999, by and between ATWOOD OCEANICS, INC., a Texas corporation (the "Company"), and ________________________________________ ("Participant").

                               W I T N E S E T H:

     WHEREAS, the Company has adopted the 1990 Stock Option Plan (the "Plan") for the granting of options to purchase shares of the Common Stock of the Company to key employees of the Company or its subsidiaries, subject to the terms and conditions as more particularly set forth therein; and WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Plan; and WHEREAS, pursuant to Section 1.8 of the Plan, the Board of Directors of the Company has amended the Plan to allow the Compensation Committee of the Board of Directors the (the "Committee") to authorized the transferability, under certain conditions, of the Stock Options granted under the Plan, pursuant to that certain Amendment No. 1 to the Atwood Oceanics, Inc. 1990 Stock Option Plan dated _________________________, 1999 (the "Plan
Amendment"); and Page 2 WHEREAS, in furtherance of the Plan Amendment, the Committee has authorized the transferability of the Stock Options granted under the Plan to the Participant, under the conditions set forth in the Plan Amendment; and WHEREAS, in accordance with such authorization, the Company and the Participant desire to amend that certain Atwood Oceanics, Inc. Stock Option Agreement dated _____________________ between the Company and Participant (the "Agreement"), and the Committee has approved this Amendment, in order to reflect the authorized transferability of the Stock Options granted under the Plan to the Participant and the conditions therefor, as more particularly set forth herein. NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows: Section 1. The first sentence of Section 2 of the Agreement shall be deleted in its entirety. Section 2. The last paragraph of Section 3 of the Agreement shall be deleted in its entirety. Section 3. Section 5 of the Agreement is hereby amended in its entirety by substituting the following therefor: "5. This Option granted hereby and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void on, and this option shall be exercisable (only to the extent such option was exercisable upon the date of death of the Participant or the date of termination of the Participant's employment with the Company, as applicable) only until (i) the expiration of one year from the date of death of the Participant or the expiration of the stated term of such option, whichever occurs first; or (ii) the expiration of three months after the termination of the Participant's employment with the Company for any

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         reason  other  than death or the  expiration  of the sated term of such option, which ever occurs first; provided, however, that if the Participant dies within the three month period the three month period (or such shorter period ending upon expiration of the sated term of the option) following termination of the Participant's employment with the Company, termination of the option shall occur pursuant to clause (i) above. In no event may the option granted hereby be exercised to any extent after the Expiration Date specified in Section 1 above. The employment of the Participant shall be deemed to continue during any leave of absence which has been authorized by the Company, provided that no exercise of this option may take place during any such authorized leave of absence excepting only during the first three months thereof." Section 4. Section 7 of the Agreement is hereby amended in its entirety by substituting the following therefor:
                           "7. The option and the right and privilege granted hereby may be transferred by the Participant to (i) the spouse, children or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, children or grandchildren of the Participant or (iii) a partnership in which the spouse, children or grandchildren of the Participant are the only partners; provided in each case that subsequent transfers of transferred options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of employment set forth in
         Section 5 of this Agreement shall continue to apply with respect to the Participant, in which event the options shall be exercisable

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         by the  transferee  only to the  extent and for the  periods  specified herein. The Participant will remain subject to withholding taxes upon exercise of any such options by transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of an option on account of termination of employment of the Participant.
                  Except as set forth  above,  no option  shall be  transferable otherwise than by will or by the laws descent and distribution, and all options shall be exercisable, during the Participant's lifetime only by the Participant. Section 5. Section 9 shall be amended in its entirety by substituting the following therefor:
                           "9. Subject to the provisions of Section 1.20 of the Plan, if dissolution or liquidation or combination in which the Company is not the surviving corporation occurs, the option holder shall have the right immediately prior to such dissolution, liquidation, merger consolidation or combination to exercise, in whole or in part, his remaining options whether or not then exercisable. Also, in the event that a Change of Control, as defined in the Plan, occurs with the Company, any and all options will become automatically fully vested and immediately exercisable." Section 6. Due to the fact that the options granted under the Plan are now transferable, all references in the
Agreement to "Option Holder" shall be changed to refer to the "Participant."
         Section 7. Except as expressly amended hereby all of the covenants and agreements of the parties which are set forth in the Agreement are incorporated herein with the same force and effect as if set forth at length in this Amendment.


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         Section  8.  This  Amendment  is  executed  and  shall   constitute  an
instrument supplemental to and in amendment of the Agreement, and shall be construed with and as part of the Agreement.
         Section 9. Except as modified and expressly amended by this Amendment and any other supplement or amendment, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.
         Section 10. Any capitalized term used but not defined herein shall have the meaning attributable to such term in the Agreement.
         Section  11.  This   Amendment   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.
         EXECUTED as of the date first set forth above.

                                          ATWOOD OCEANICS, INC.



                                          By:___________________________________
                                          James M. Holland
                                          Senior Vice President


                                          PARTICIPANT:



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